UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2005

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2005, Columbia Equity Trust, Inc. (the "Company") entered into an underwriting agreement in connection with its initial public offering ("IPO") by and between the Company and Wachovia Capital Markets, LLC, as representative of the several underwriters named in Schedule 1 thereto (the "Underwriting Agreement"), substantially in the form of the Underwriting Agreement filed in Exhibit 1.1 to the Company's Registration Statement on Form S-11 (Registration No. 333-122644 filed June 28, 2005)(the "Registration Statement").

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 8, 2005, the Company completed its acquisition of Loudoun Gateway IV (the "Acquisition"), a four-story, approximately 103,000 square foot office building located in Dulles, Virginia. The Company first disclosed its anticipated acquisition of Loudoun Gateway IV in its Registration Statement. The property was purchased for approximately $21.8 million, including transaction costs, from NBS Loudoun Gateway IV, L.L.C, an affiliate of the Alter Group, Ltd., a third party developer. The purchase price was funded 100% with proceeds from the Company's IPO which closed on July 5, 2005.

Built in 2002, Loudoun Gateway IV is situated on an 8.9 acre site one mile north of the Dulles Toll Road and approximately 3 miles from Washington Dulles International Airport. The property is 100% leased to America Online, Inc. through December 31, 2012. America Online, Inc. has an option to terminate the lease after December 31, 2010 with a cancelation penalty equivalent to one year's rent.

Additional information regarding the acquisition is set forth under the heading "Formation Transactions" and "Our Business and Properties - Description of Properties" in the Prospectus included in the Company's Registration Statement which is incorporated herein by reference.

Item 8.01 Other Events.

On July 14, 2005, the Company closed on the over-allotment option granted to the underwriters in connection with the Company’s IPO. Pursuant to the over-allotment option, the underwriters purchased an additional 1,800,000 shares of common stock from the Company to cover over-allotments at the public offering price of $15 per share, less the underwriting discount. The Company received net proceeds of approximately $25.1 million from the sale of these additional shares.

Wachovia Capital Markets, LLC, Robert W. Baird & Co., Incorporated, A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Inc., Ferris, Baker Watts, Incorporated and Wells Fargo Securities, LLC acted as underwriters.

In total, the Company sold 13,800,000 shares of common stock at $15.00 per share in its initial public offering, raising gross offering proceeds of $207.0 million.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Operations Acquired.

Statements of revenues and certain expenses for Loudoun Gateway IV are incorporated by reference to pages F-53 through F-56 of the Prospectus included in the Company's Registration Statement.

(b) Pro Forma Financial Information.

Incorporated by reference to pages F-4 through F-15 of the Prospectus included in the Company's Registration Statement.

(c) Exhibits.

The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No. Description
23.1 Consent of Deloitte & Touche LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

July 14, 2005	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP